                                                                  EXHIBIT 10.13

                         2004 EQUITY COMPENSATION PLAN

      1. PURPOSE. The KeyCorp 2004 Equity Compensation Plan is intended to promote the interests of the Corporation and its shareholders by providing equity-based incentives for effective service and high levels of performance to Employees selected by the Committee. To achieve these purposes, the Corporation may grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units to selected Employees, all in accordance with the terms and conditions hereinafter set forth.

      2. DEFINITIONS.

      2.1 1934 ACT. The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

      2.2 ACQUISITION PRICE. The term "Acquisition Price" with respect to Restricted Stock and Restricted Stock Units shall mean such amount, if any, required by applicable law or as may be otherwise specified by the Committee in the Award Instrument with respect to the Restricted Stock or Restricted Stock Units as the consideration to be paid by the Employee for the Restricted Stock or Restricted Stock Units.

      2.3 AWARD. The term "Award" shall mean an award granted under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units.

      2.4 AWARD INSTRUMENT. The term "Award Instrument" shall mean a written instrument evidencing an Award in such form and with such provisions as the Committee may prescribe, including, without limitation, an agreement to be executed by the Employee and the Corporation, a certificate issued by the Corporation, or a letter executed by the Committee or its designee. An Award Instrument may also be in an electronic medium. Acceptance of the Award Instrument by an Employee constitutes agreement to the terms of the Award evidenced thereby.

      2.5 BASE PRICE. The term "Base Price" with respect to a Free-Standing SAR shall mean the price specified in an Award of Free-Standing SARs to be used as the basis for determining the amount to which a holder of a Free-Standing SAR is entitled upon the exercise of a Free-Standing SAR.

      2.6 CHANGE OF CONTROL. A "Change of Control" shall be deemed to have occurred if, at any time after the date of the grant of the relevant Award, there is a Change of Control under any of clauses (a), (b), (c), or (d) below. For these purposes, the Corporation will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50 percent or more of the total combined outstanding voting power of all classes of stock of the Corporation or any successor to the Corporation.

      (a) A Change of Control will have occurred under this clause (a) if the Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and either

            (i) immediately after giving effect to that transaction, less than 65% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to the transaction, or

            (ii) immediately after giving effect to that transaction, individuals who were directors of the Corporation on the day before the first public announcement of (A) the pendency of the transaction or (B) the intention of any person or entity to cause the transaction to occur, cease for any reason to constitute at least 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation.

      (b) A Change of Control will have occurred under this clause (b) if a tender or exchange offer shall be made and consummated for 35% or more of the outstanding voting stock of the Corporation or any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934 Act) is or becomes the beneficial owner of 35% or more of the outstanding voting stock of the Corporation or there is a report filed on
            Schedule 13D or Schedule TO (or any successor schedule, form or report), each as adopted under the 1934 Act, disclosing the acquisition of 35% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any person (as defined earlier in this clause (b)).

      (c) A Change of Control will have occurred under this clause (c) if either

            (i) without the prior approval, solicitation, invitation, or recommendation of the Corporation's Board of Directors any person or entity makes a public announcement of a bona fide intention (A) to engage in a transaction with the Corporation that, if consummated, would result in a Change Event (as defined below in this clause (c)), or (B) to "solicit" (as defined in Rule 14a-1 under the 1934 Act) proxies in connection with a proposal that is not approved or recommended by the Corporation's Board of Directors, or

            (ii) any person or entity publicly announces a bona fide intention to engage in an election contest relating to the election of directors of the Corporation (pursuant to Regulation 14A, including Rule 14a-11, under the 1934 Act), and, at any time within the 24 month period immediately following the date of the announcement of that intention, individuals who, on the day before that announcement, constituted the directors of the Corporation (the "Incumbent Directors") cease for any reason to constitute at least a majority thereof unless both (A) the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors in office at the time of the election or nomination for election of such new director, and (B) prior to the time that the Incumbent Directors no longer constitute a majority of the Board of Directors, the Incumbent Directors then in office, by a vote of at least 75% of their number, reasonably determine in good faith that the change in Board membership that has occurred before the date of that determination and that is anticipated to thereafter occur within the balance of the 24 month period to cause the Incumbent Directors to no longer be a majority of the Board of Directors was not caused by or attributable to, in whole or in any significant part, directly or indirectly, proximately or remotely, any event under subclause (i) or (ii) of this clause (c).

            For purposes of this clause (c), the term "Change Event" shall mean any of the events described in the following subclauses (x), (y), or (z) of this clause (c):

                  (x) A tender or exchange offer shall be made for 25% or more of the outstanding voting stock of the Corporation or any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934 Act) is or becomes the beneficial owner of 25% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any person (as defined earlier in this subclause
                        (x)).

                  (y) The Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and, after giving effect to such transaction, less than 50% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to such transaction or less than 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation were directors of the Corporation immediately prior to such transaction.

                  (z) There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation.

      (d) A Change of Control will have occurred under this clause (d) if there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation.

      2.7 COMMITTEE. The term "Committee" shall mean the Compensation Committee of the Board of Directors of the Corporation or such other committee or subcommittee as may be designated by the Board of Directors of the Corporation from time to time.

      2.8 COMMON SHARES. The term "Common Shares" shall mean common shares of the Corporation, with a par value of $1 each.

      2.9 CORPORATION. The term "Corporation" shall mean KeyCorp and its successors, including the surviving or resulting corporation of any merger of KeyCorp with or into, or any consolidation of KeyCorp with, any other corporation or corporations.

      2.10 COVERED EMPLOYEE. The term "Covered Employee" shall mean an Employee who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

      2.11 DISABILITY. The term "Disability" with respect to an Employee shall mean physical or mental impairment which entitles the Employee to receive disability payments under any long-term disability plan maintained by the Corporation.

      2.12 EFFECTIVE DATE. The term "Effective Date" shall mean March 18, 2004, the date the Plan is approved and adopted by the Board of Directors of the Corporation.

      2.13 EMPLOYEE. The term "Employee" shall mean any individual employed by the Corporation or by any Subsidiary and shall include officers as well as all other employees of the Corporation or of any Subsidiary (including employees who are members of the Board of Directors of the Corporation or any Subsidiary).

      2.14 EMPLOYMENT TERMINATION DATE. The term "Employment Termination Date" with respect to an Employee shall mean the first date on which the Employee is no longer employed by the Corporation or any Subsidiary.

      2.15 EXERCISE PRICE. The term "Exercise Price" with respect to an Option shall mean the price specified in the Option at which the Common Shares subject to the Option may be purchased by the holder of the Option.

      2.16 FAIR MARKET VALUE. Except as otherwise determined by the Committee at the time of the grant of an Award, the term "Fair Market Value" with respect to Common Shares shall mean: (a) if the Common Shares are traded on a national exchange, the mean between the high and low sales price per Common Share on that national exchange on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares, or (b) if the Common Shares are not traded on a national exchange, the mean between the high and low sales price per Common Share in the over-the-counter market, National Market System, as reported by the National Quotations Bureau, Inc. and NASDAQ on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares.

      2.17 FREE-STANDING STOCK APPRECIATION RIGHT. The term "Free-Standing Stock Appreciation Right" or "Free-Standing SAR" shall mean an Award granted to an Employee that is not granted in tandem with an Option that entitles the holder thereof to receive from the Corporation, upon exercise of the Free-Standing SAR or any portion of the Free-Standing SAR, an amount equal to 100% or such lesser percentage as the Committee may determine at the time of grant of the Award, of the excess, if any, measured at the time of the exercise of the Free-Standing SAR, of (a) the Fair Market Value of the Common Shares underlying the Free-Standing SARs being exercised over (b) the aggregate Base Price of those Common Shares underlying the Free-Standing SARs being exercised.

      2.18 INCENTIVE STOCK OPTION. The term "Incentive Stock Option" shall mean an Option intended by the Committee to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

      2.19 LIMITED STOCK APPRECIATION RIGHT. The term "Limited Stock Appreciation Right" or "Limited SAR" shall mean an Award granted to an Employee with respect to all or any part of any Option, that entitles the holder thereof to receive from the Corporation, upon exercise of the Limited SAR and surrender of the related Option, or any portion of the Limited SAR and the related Option, an amount equal to (unless the Committee specifies a lesser amount at the time of the grant of the Award):

      (a) in the case of a Limited SAR granted with respect to an Incentive Stock Option, 100% of the excess, if any, measured at the time of the exercise of the Limited SAR, of (i) the Fair Market Value of the Common Shares subject to the Incentive Stock Option with respect to which the Limited SAR is exercised over (ii) the Exercise Price of those Common Shares under the Incentive Stock Option, or

      (b) in the case of a Limited SAR granted with respect to a Nonqualified Option, 100% of the highest of:

            (i) the excess, measured at the time of the exercise of the Limited SAR, of (A) the Fair Market Value of the Common Shares subject to the Nonqualified Option with respect to which the Limited SAR is exercised over (B) the Exercise Price of those Common Shares under the Nonqualified Option,

            (ii) the excess of (A) the highest gross price (before brokerage commissions and soliciting dealers' fees) paid or to be paid for a Common Share (whether in cash or in property and whether by way of exchange, conversion, distribution upon liquidation, or otherwise) in connection with any Change of Control multiplied by the number of Common Shares subject to the Nonqualified Option with respect to which the Limited SAR is exercised over (B) the Exercise Price of those Common Shares under the Nonqualified Option, or

            (iii) the excess of (A) the highest Fair Market Value of the Common
                  Shares subject to the Nonqualified Option with respect to which the Limited SAR is exercised on any one day during the period beginning on the sixtieth day prior to the date on which the Limited SAR is exercised multiplied by the number of Common Shares subject to the Nonqualified Option with respect to which the Limited SAR is exercised over (B) the Exercise Price of those Common Shares under the Nonqualified Option.

      2.20 NONQUALIFIED OPTION. The term "Nonqualified Option" shall mean an Option intended by the Committee not to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended.

      2.21 OPTION. The term "Option," shall mean an Award entitling the holder thereof to purchase a specified number of Common Shares at a specified price during a specified period of time.

      2.22 OPTION EXPIRATION DATE. The term "Option Expiration Date" with respect to any Option shall mean the date selected by the Committee after which, except as provided in Section 11.4 in the case of the death of the Employee to whom the option was granted, the Option may not be exercised.

      2.23 PERFORMANCE GOAL. The term "Performance Goal" shall mean a performance goal specified by the Committee in connection with the potential grant of Performance Shares or Performance Units, or when so determined by the Committee, Options, SARs, Restricted Stock, and dividend credits pursuant to this Plan. Performance Goals may be described in terms of objectives that are related to the performance by the Corporation, by any Subsidiary, or by any Employee or group of Employees in connection with services performed by that Employee or those Employees for the Corporation, a Subsidiary, or any one or more subunits of the Corporation or of any Subsidiary. The Performance Goals may be made relative to the performance of other corporations. The Performance Goals applicable to any award to a Covered Employee will be based on, and described in terms of specified levels of, growth in, or ratios involving, one or more of the following criteria:

      (a)   earnings per share;

      (b)   total revenue;

      (c)   net interest income

      (d)   noninterest income;

      (e)   net income;

      (f)   net income before tax;

      (g)   noninterest expense

      (h)   efficiency ratio;

      (i)   return on equity;

      (j)   return on assets;

      (k)   economic profit added;

      (l)   loans;

      (m)   deposits;

      (n)   tangible equity;

      (o)   assets

      (p)   net charge-offs; and

      (q)   nonperforming assets

      If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Internal Revenue Code of 1986, as amended. In such case, the Committee will not make any modification of the Performance Goals or minimum acceptable level of achievement.

      2.24 PERFORMANCE PERIOD. The term "Performance Period" shall mean such one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be relevant in connection with one or more Awards of Performance Shares or Performance Units.

      2.25 PERFORMANCE SHARES. The term "Performance Shares" shall mean an Award denominated in Common Shares and contingent upon attainment of one or more Performance Goals by the Corporation or a Subsidiary or any subunit of the Corporation or of any Subsidiary over a Performance Period.

      2.26 PERFORMANCE UNITS. The term "Performance Units" shall mean a bookkeeping entry that records a unit equal to $1.00 awarded pursuant to
Section 10 of this Plan, which are contingent upon attainment of one or more Performance Goals by the Corporation or a Subsidiary or any subunit of the Corporation or of any Subsidiary over a Performance Period.

      2.27 PLAN. The term "Plan" shall mean this KeyCorp 2004 Equity Compensation Plan as from time to time hereafter amended in accordance with
Section 21.1.

      2.28 RESTRICTED STOCK. The term "Restricted Stock" shall mean Common Shares of the Corporation delivered to an Employee pursuant to an Award subject to such restrictions, conditions and contingencies as the Committee may provide in the relevant Award Instrument, including (a) the restriction that the Employee not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate the Restricted Stock during the applicable Restriction Period, (b) the requirement that the Restriction Period will terminate or terminate early upon achievement of specified Performance Goals, (c) the requirement that, subject to the provisions of Section 11, if the Employee's employment terminates so that the Employee is no longer employed by the Corporation or any Subsidiary before the end of the applicable Restriction Period, the Employee will offer to sell to the Corporation at the Acquisition Price each Common Share of Restricted Stock held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed, and (d) such other restrictions, conditions, and contingencies, if any, as the Committee may provide in the Award Instrument with respect to that Restricted Stock.

      2.29 RESTRICTED STOCK UNITS. The term "Restricted Stock Units" shall mean an Award pursuant to Section 9 of this Plan, whereby an Employee receives the right to receive Common Shares or the cash equivalent thereof at a specified time in the future in consideration of the performance of services, but subject to such restrictions, conditions and contingencies as the Committee may provide in the relevant Award Instrument.

      2.30 RESTRICTION PERIOD. The term "Restriction Period" with respect to an Award of Restricted Stock shall mean the period selected by the Committee and specified in the Award Instrument with respect to that Restricted Stock during which the Employee may not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate that Restricted Stock.

      2.31 STOCK APPRECIATION RIGHT. The term "Stock Appreciation Right" or "SAR" shall mean a right granted pursuant to Section 7 of this Plan, and will include Tandem Stock Appreciation Rights, Limited Stock Appreciation Rights and Free-Standing Stock Appreciation Rights.

      2.32 SUBSIDIARY. The term "Subsidiary" shall mean any corporation, partnership, joint venture, or other business entity in which the Corporation owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock (in the case of a corporation) or other ownership interest (in the case of any entity other than a corporation).

      2.33 TANDEM STOCK APPRECIATION RIGHT. The term "Tandem Stock Appreciation Right "or "Tandem SAR" shall mean an Award granted to an Employee with respect to all or any part of any Option that entitles the holder thereof to receive from the Corporation, upon exercise of the Tandem SAR and surrender of the related Option, or any portion of the Tandem SAR and the related Option, an amount equal to 100%, or such lesser percentage as the Committee may determine at the time of the grant of the Award, of the excess, if any, measured at the time of the exercise of the Tandem SAR, of (a) the Fair Market Value of the Common Shares subject to the Option with respect to which the Tandem SAR is exercised over (b) the Exercise Price of those Common Shares under the Option.

      2.34 TRANSFEREE. The term "Transferee" shall mean, with respect to Nonqualified Options only, any person or entity to which an Employee is permitted by the Committee to transfer or assign all or part of his or her Options.

      3. ADMINISTRATION. The Plan shall be administered by the Committee. No Award may be made under the Plan to any member or alternate member of the Committee. The Committee shall have authority, subject to the terms of the Plan, (a) to determine the Employees who are eligible to participate in the Plan, the type, size, and terms of Awards to be granted to any Employee, the time or times at which Awards shall be exercisable or at which restrictions, conditions, and contingencies shall lapse, and the terms and provisions of the instruments by which Awards shall be evidenced, (b) to establish any other restrictions, conditions, and contingencies on Awards in addition to those prescribed by the Plan,
(c) to interpret the Plan, and (d) to make all determinations necessary for the administration of the Plan.

      The construction and interpretation by the Committee of any provision of the Plan or any Award Instrument delivered pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any Award Instrument shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith.

      The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Corporation to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents, or officers of the Corporation, or to one or more third party consultants, accountants, lawyers, or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.

      4. ELIGIBILITY. Awards may be granted to Employees of the Corporation or any Subsidiary selected by the Committee in its sole discretion. The granting of any Award to an Employee shall not entitle that Employee to, nor disqualify the Employee from, participation in any other grant of an Award.

      5. STOCK SUBJECT TO THE PLAN.

      5.1 TYPE OF STOCK. The stock that may be issued and distributed to Employees in connection with Awards granted under the Plan shall be Common Shares and may be authorized and unissued Common Shares, treasury Common Shares, or Common Shares acquired on the open market specifically for distribution under the Plan, as the Board of Directors may from time to time determine.

      5.2 NUMBER OF SHARES AVAILABLE.  Subject to adjustment as provided in
Section 5.3 and Section 14 of this Plan, the number of Common Shares that may be issued or transferred (a) upon the exercise of Options or Stock Appreciation Rights, (b) as Restricted Stock and released from a substantial risk of forfeiture thereof, (c) in payment of Restricted Stock Units, (d) in payment of Performance Shares or Performance Units that have been earned, (e) in payment of dividend equivalents paid with respect to Awards made under the Plan or (f) in payment of any other award pursuant to this Plan, following the Effective Date, shall not exceed in the aggregate 70,000,000 Common Shares, plus any shares described in Section 5.3.

      5.3 ADJUSTMENTS. The number of shares available in Section 5.2 above shall be adjusted to account for shares relating to any awards that expire or are forfeited or that are transferred, surrendered or relinquished upon the payment of any exercise price by the transfer to the Corporation of Common Shares or upon satisfaction of any withholding amount, regardless of whether such expiration, forfeiture, transfer, surrender or relinquishment relates to awards that were granted under this Plan or any other plan of the Corporation, or before or after the Effective Date. Upon payment in cash of the benefit provided by any award granted under this Plan or under any other plan of the Corporation, at any time before or after the Effective Date, any shares that were covered by that award shall again be available for issue or transfer hereunder.

      5.4 LIMITS. Notwithstanding anything in this Section 5, or elsewhere in this Plan to the contrary and subject to adjustment as provided in Section 14 of this Plan:

      (a) the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 15,000,000 Common Shares;

      (b) no Employee shall be granted Options or Stock Appreciation Rights, in the aggregate, for more than 1,000,000 Common Shares during any one calendar year;

      (c) the number of Common Shares that may be issued as Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units, shall not in the aggregate exceed 14,000,000 Common Shares; and

      (d) in no event shall any Employee in any calendar year receive Awards of Performance Shares, Performance Units and Restricted Stock with Performance Goals having an aggregate maximum value as of their respective dates of grant in excess of $7,500,000.

      6. STOCK OPTIONS.

      6.1 TYPE AND DATE OF GRANT OF OPTIONS.

      (a) The Award Instrument pursuant to which any Incentive Stock Option is granted shall specify that the Option granted thereby shall be treated as an Incentive Stock Option. The Award Instrument pursuant to which any Nonqualified Option is granted shall specify that the Option granted thereby shall not be treated as an Incentive Stock Option.

      (b) The day on which the Committee authorizes the grant of an Incentive Stock Option shall be the date on which that Option is granted.

      (c) The day on which the Committee authorizes the grant of a Nonqualified Option shall be considered the date on which that Option is granted, unless the Committee specifies a later date.

      (d) The Committee reserves the discretion after the date of grant of an Option to provide for (i) the payment of a cash bonus at the time of exercise; (ii) the availability of a loan at exercise; or (iii) the right to tender in satisfaction of the Exercise Price nonforfeitable, unrestricted Common Shares, which are already owned by the Employee and have a value at the time of exercise that is equal to the Exercise Price.

      6.2 EXERCISE PRICE. The Exercise Price under any Option shall be not less than the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

      6.3 OPTION EXPIRATION DATE. The Option Expiration Date under any Option shall be not later than ten years from the date on which the Option is granted.

      6.4 EXERCISE OF OPTIONS.

      (a) Except as otherwise provided in Section 11, an Option may be exercised only while the Employee to whom the Option was granted is in the employ of the Corporation or of a Subsidiary. Subject to this requirement, each Option shall become exercisable in one or more installments at the time or times provided in the Award Instrument evidencing the Option. Once any portion of an Option becomes exercisable, that portion shall remain exercisable until expiration or termination of the Option. An Employee to whom an Option is granted or, with respect to Nonqualified Options, the Employee's Transferee may exercise the Option from time to time, in whole or in part, up to the total number of Common Shares with respect to which the Option is then exercisable, except that no fraction of a Common Share may be purchased upon the exercise of any Option.

      (b) The Award Instrument may provide that specified Performance Goals must be achieved as a condition to the exercise of any Option.

      (c) An Employee or, with respect to Nonqualified Options, any Transferee electing to exercise an Option shall deliver to the Corporation (i) the Exercise Price payable in accordance with
            Section 6.5 and (ii) written notice of the election that states the number of whole Common Shares with respect to which the Employee is exercising the Option.

      (d) The exercise of an Option will result in the cancellation on a share-by-share basis of any Tandem SAR and Limited SAR authorized under Section 7 of this Plan.

      6.5 PAYMENT FOR COMMON SHARES. Upon exercise of an Option by an Employee or, with respect to Nonqualified Options, any Transferee, the Exercise Price shall be payable by the Employee or Transferee in cash or in such other form of consideration as the Committee determines may be accepted, including without limitation, securities or other property, or any combination of cash, securities or other property or, to the extent permitted by applicable law, by delivery by the Employee or Transferee (with the written notice of election to exercise) of irrevocable instructions to a broker registered under the 1934 Act promptly to deliver to the Corporation the amount of sale or loan proceeds to pay the Exercise Price. The Committee, in its sole discretion, may grant to an Employee or, with respect to Nonqualified Options, any Transferee the right to transfer Common Shares acquired upon the exercise of a part of an Option in payment of the Exercise Price payable upon immediate exercise of a further part of the Option.

      6.6 CONVERSION OF INCENTIVE STOCK OPTIONS. The Committee may at any time in its sole discretion take such actions as may be necessary to convert any outstanding Incentive Stock Option (or any installments or portions of installments thereof) into a Nonqualified Option with or without the consent of the Employee to whom that Incentive Stock Option was granted and whether or not that Employee is an Employee at the time of the conversion.

      6.7 DIVIDEND EQUIVALENTS. The Committee may, at or after the date on which an Option is granted, provide for the payment of dividend equivalents to the holder of the Option on either a current or deferred or contingent basis or may provide that such equivalents will be credited against the Exercise Price.

      7. STOCK APPRECIATION RIGHTS.

      7.1 GRANT OF SARS.

      (a) The Committee may authorize the granting (i) to any holder of an Option, of Tandem SARs and Limited SARs in respect of Options granted hereunder, and (ii) to any Employee, of Free-Standing SARs. A Tandem SAR may be granted only in connection with an Option. A Tandem SAR granted in connection with an Incentive Stock Option may be granted only when the Incentive Stock Option is granted. A Tandem SAR granted in connection with a Nonqualified Option may be granted either when the related Nonqualified Option is granted or at any time thereafter including, in the case of any Nonqualified Option resulting from the conversion of an Incentive Stock Option, simultaneously with or after the conversion. Similarly, a Limited SAR may be granted only in connection with an Option. A Limited SAR granted in connection with an Incentive Stock Option may be granted only when the Incentive Stock Option is granted. A Limited SAR granted in connection with a Nonqualified Option may be granted either when the related Nonqualified Option is granted or at any time thereafter including, in the case of any Nonqualified Option resulting from the conversion of an Incentive Stock Option, simultaneously with or after the conversion. A Free-Standing SAR is not granted in tandem with an Option.

      7.2 EXERCISE OF SARS.

      (a) An Employee electing to exercise an SAR shall deliver written notice to the Corporation of the election identifying the SAR and, with respect to Tandem SARs and Limited SARs, the related Option with respect to which the Tandem SAR or Limited SAR was granted to the Employee, and specifying the number of whole Common Shares with respect to which the Employee is exercising the SAR. Upon exercise of a Tandem SAR or Limited SAR, the related Option shall be deemed to be surrendered to the extent that the Tandem SAR or Limited SAR is exercised.

      (b) The Committee may specify in the Award Instrument pursuant to which SARs are granted that the amount payable on exercise of an SAR may not exceed a maximum specified by the Committee in the Award Instrument.

      (c) No SAR granted under this Plan may be exercised more than ten years from the date on which the SAR is granted.

      (d) The Committee may provide in the Award Instrument to which SARs are granted for the payment to the holder of the SAR of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

      (e) SARs may be exercised only (i) on a date when the SAR is "in the money" (i.e., when there would be positive consideration received upon exercise of the SAR), (ii) with respect to Tandem SARs and Limited SARs, at a time and to the same extent as the related Option is exercisable, (iii) with respect to Tandem SARs and Limited SARs, unless otherwise provided in the relevant Award Instrument, by surrender to the Corporation, unexercised, of the related Option or any applicable portion thereof, and (iv) in compliance with all restrictions set forth in or specified by the Committee

      (f) The Committee may specify in the Award Instrument pursuant to which any SAR is granted waiting periods and restrictions on permissible exercise periods in addition to the restrictions on exercise set forth in this Section 7.

      (g) The Committee may specify in the Award Instrument pursuant to which SARs are granted Performance Goals that must be achieved as a condition of the exercise of such SARs.

      (h) Each Award Instrument pursuant to which Free-Standing SARs are granted shall specify in respect of each Free-Standing SAR, a Base Price, which shall be equal to or greater than the Fair Market Value of the Common Shares subject to each Free-Standing SAR on the date the Free-Standing SAR is granted.

      7.3 PAYMENT FOR SARS. The amount payable upon exercise of an SAR may be paid by the Corporation in cash or in whole Common Shares (taken at their Fair Market Value at the time of exercise of the SAR) or in a combination of cash and whole Common Shares and may either grant to the Employee or retain in the Committee the right to elect among those alternatives; provided, however, that in no event shall the total number of Common Shares that may be paid to an Employee pursuant to the exercise of a Tandem SAR or Limited SAR exceed the total number of Common Shares subject to the related Option.

      7.4 TERMINATION, AMENDMENT, OR SUSPENSION OF SARS. SARs shall terminate and may no longer by exercised upon the first to occur of (a) with respect to Tandem SARs and Limited SARs, the exercise or termination of the related Option, (b) any termination date specified by the Committee at the time of grant of the SAR, or (c) with respect to Tandem SARs and Limited SARs, the transfer by the Employee of the related Option. In addition, the Committee may in its sole discretion at any time before the occurrence of a Change of Control amend, suspend, or terminate any SAR theretofore granted under the Plan without the holder's consent; provided that, in the case of amendment, no provision of the SAR, as amended, shall be in conflict with any provision of the Plan.

      8. RESTRICTED STOCK.

      8.1 CONDITIONS ON RESTRICTED STOCK.

      (a) In addition to the restrictions on disposition of Restricted Stock during the Restriction Period and the requirement to offer Restricted Stock to the Corporation if the Employee's employment terminates during the Restriction Period, the Committee may provide in the Award Instrument with respect to any Award of Restricted Stock other restrictions, conditions, and contingencies, which other restrictions, conditions, and contingencies, if any, may relate to, in addition to such other matters as the Committee may deem appropriate, the achievement of Performance Goals, the Employee's personal performance, corporate performance, or the performance of any subunit of the Corporation or any Subsidiary, in each case measured in such manner as may be specified by the Committee. The Committee may impose different restrictions, conditions, and contingencies on separate Awards of Restricted Stock granted to different Employees, whether at the same or different times, and on separate Awards of Restricted Stock granted to the same Employee, whether at the same or different times. The Committee may specify a single Restriction Period for all of the Restricted Stock subject to any particular Award Instrument or may specify multiple Restriction Periods so that the restrictions with respect to the Restricted Stock subject to the Award will expire in stages according to a schedule specified by the Committee and set forth in the Award Instrument.

      (b) The Committee may specify in the Award Instrument pursuant to which the Restricted Stock is granted, that any or all dividends or other distributions paid on Restricted Stock during the Restriction Period be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying Award.

      (c) If so directed by the Committee, all certificates representing Restricted Stock may be held in custody by the Corporation until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Employee in whose name such certificates are registered, endorsed in blank and covering such Common Shares.

      8.2 PAYMENT FOR RESTRICTED STOCK. Each Employee to whom an Award of Restricted Stock is made shall pay the Acquisition Price, if any, with respect to that Restricted Stock to the Corporation not later than 30 days after the delivery to the Employee of the Award Instrument with respect to that Restricted Stock. If any Employee fails to pay any Acquisition Price with respect to an Award of Restricted Stock within that 30 day period, the Employee's right under that Award shall be forfeited.

      8.3 RIGHTS AS A SHAREHOLDER. Upon payment by an Employee in full of the Acquisition Price for Restricted Stock under an Award, the Employee shall have all of the rights of a shareholder with respect to the

Restricted Stock, including voting and dividend rights, subject only to such restrictions and requirements referred to in Section 8.1 as may be incorporated in the Award Instrument with respect to that Restricted Stock.

      9. RESTRICTED STOCK UNITS.

      9.1 GRANT OF RESTRICTED STOCK UNITS.

      (a) Each grant or sale of Restricted Stock Units shall provide that the Restricted Stock Units shall be subject to deferral and a risk of forfeiture, as determined by the Committee on the date the Restricted Stock Units are granted, and may provide for the earlier lapse or other modification of such period in the event of a Change in Control.

      (b) Each Employee to whom an Award of Restricted Stock Units is made shall pay the Acquisition Price, if any, with respect to those Restricted Stock Units to the Corporation not later than 30 days after delivery to the Employee of the Award Instrument with respect to the Restricted Stock Units being granted. If any Employee fails to pay any Acquisition Price with respect to an Award of Restricted Stock Units within that 30 day period, the Employee's right under that Award shall be forfeited.

      9.2 PAYMENT FOR RESTRICTED STOCK UNITS. The Corporation shall pay each Employee who is entitled to payment for Restricted Stock Units an amount for those Restricted Stock Units (a) in cash, (b) in Common Shares, or (c) any combination of the foregoing, and may either grant to the Employee or retain in the Committee the right to elect among those alternatives.

      9.3 RIGHTS AS A SHAREHOLDER. During any time that the Restricted Stock Units are outstanding, the Employee shall have no right to transfer any rights under his or her Award, shall have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and shall have no right to vote them, but the Committee may, at or after the date on which the Restricted Stock Units are granted, authorize the payment of dividend equivalents on such Common Shares underlying the Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

      10.PERFORMANCE SHARES AND PERFORMANCE UNITS.

      10.1 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee shall have full discretion to select the Employees to whom Awards of Performance Shares and Performance Units are made, the number of Performance Shares or Performance Units to be granted to any Employee so selected, the kind and level of the Performance Goals and whether those Performance Goals are to apply to the Corporation, a Subsidiary, or any one or more subunits of the Corporation or of any Subsidiary, and the dates on which each Performance Period shall begin and end, and to determine the form and provisions of the Award Instrument to be used in connection with any Award of Performance Shares or Performance Units.

      10.2 CONDITIONS TO PAYMENT FOR PERFORMANCE SHARES AND PERFORMANCE UNITS.

      (a) Unless otherwise provided in the relevant Award Instrument, an Employee must be employed by the Corporation or a Subsidiary on the last day of a Performance Period to be entitled to payment for any Performance Shares or Performance Units.

      (b) The Committee may establish, from time to time, one or more formulas to be applied against the Performance Goals to determine whether all, some portion but less than all, or none of the Performance Shares or Performance Units granted with respect to a Performance Period are treated as earned pursuant to any Award. An Employee will be entitled to receive payments with respect to any Performance Shares and Performance Units only to the extent that those Performance Shares or Performance Units, as the case may be, are treated as earned under one or more such formulas.

      10.3 PAYMENT FOR PERFORMANCE SHARES AND PERFORMANCE UNITS. The Corporation shall pay each Employee who is entitled to payment for Performance Shares or Performance Units earned with respect to any Performance Period an amount for those Performance Shares or Performance Units, as the case may be,
(a) in cash, (b) in Common Shares, (c) in Restricted Stock, or (d) any combination of the foregoing, and may either grant to the Employee or retain in the Committee the right to elect among those alternatives. Restricted Stock issued by the

Corporation in payment of Performance Shares or Performance Units shall be subject to all the provisions of Section 8.

      11. TERMINATION OF EMPLOYMENT. After an Employee's Employment Termination Date, the rules set forth in this Section 11 shall apply.
All factual determinations with respect to the termination of an Employee's employment that may be relevant under this Section 11 shall be made by the Committee in its sole discretion.

      11.1 TERMINATION OTHER THAN UPON DEATH, DISABILITY, OR CERTAIN RETIREMENTS. Upon any termination of an Employee's employment for any reason other than the Employee's retirement (under any retirement plan of the Corporation or of a Subsidiary) as provided in Section 11.2, disability as provided on Section 11.3, or death as provided in Section 11.4:

      (a) Unless otherwise provided in the relevant Award Instrument, the Employee or, with respect to Nonqualified Options, any Transferee shall have the right (i) during the period ending six months after the Employment Termination Date, but not later than the Option Expiration Date, to exercise any Nonqualified Options and related Tandem SARs and Limited SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options, Tandem SARs and Limited SARs were exercisable by the Employee or Transferee (as the case may be) on the Employment Termination Date, (ii) during the period ending three months after the Employment Termination Date, but not later than the Option Expiration Date, to exercise any Incentive Stock Options and related Tandem SARs and Limited SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and Tandem SARs and Limited SARs were exercisable by the Employee on the Employment Termination Date, and (iii) during the period ending six months after the Employment Termination Date, but not later than the date any Free-Standing SAR expires, to exercise any Free-Standing SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Free-Standing SARs were exercisable by the Employee on the Employment Termination Date. Notwithstanding the preceding sentence, if within two years after a Change of Control an Employee's Employment Termination Date occurs other than as a result of a Voluntary Resignation, unless otherwise provided in the relevant Award Instrument, the Employee or, with respect to Nonqualified Options, any Transferee shall have the right, during the Extended Period, but not later than the Option Expiration Date or the date of expiration of Free-Standing SARs, as the case may be, to exercise any Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and SARs were exercisable by the Employee or Transferee (as the case may be) on the Employment Termination Date (even though, in the case of Incentive Stock Options, exercise of those Options more than three months after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Internal Revenue Code of 1986, as amended). As used in the immediately preceding sentence, the term "Extended Period" means the longer of the period that the Option or SAR would otherwise be exercisable in the absence of the immediately preceding sentence or the period ending with the second anniversary date of the Change of Control and the term "Voluntary Resignation" means that the Employee shall have terminated his or her employment with the Corporation and its Subsidiaries by voluntarily resigning at his or her own instance without having been requested to so resign by the Corporation or its Subsidiaries except that any resignation by the Employee will not be deemed to be a Voluntary Resignation if, after the Change of Control, the Employee's base salary was reduced or the Employee was required to relocate his or her principal place of employment more than 35 miles;

      (b) Unless otherwise provided in the relevant Award Instrument, the Employee shall offer for resale at the Acquisition Price, if any, to the Corporation each Common Share of Restricted Stock and each Restricted Stock Unit held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed; and

      (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

      11.2 TERMINATION DUE TO CERTAIN RETIREMENTS. Upon any termination of an Employee's employment with the Corporation or any Subsidiary under circumstances entitling the Employee to immediate payment of normal retirement or early retirement benefits under any retirement plan of the Corporation or of a Subsidiary (whether the Employee elects to commence or defer receipt of such payment):

      (a) Unless otherwise provided in the relevant Award Instrument, the Employee or, with respect to Nonqualified Options, any Transferee shall have the right (i) to exercise, from time to time during the period ending three years after the Employment Termination Date, but not later than the Option Expiration Date, any Nonqualified Options and related Tandem SARs and Limited SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options, Tandem SARs and Limited SARs were exercisable by the Employee or Transferee (as the case may be) on the Employment Termination Date, (ii) to exercise, from time to time during the period ending three years after the Employment Termination Date, but no later than the Option Expiration Date, any Incentive Stock Options and related Tandem SARs and Limited SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options, Tandem SARs and Limited SARs were exercisable by the Employee on the Employment Termination Date (even though exercise of the Incentive Stock Option more than three months after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Internal Revenue Code of 1986, as amended) and (iii) to exercise, from time to time during the period ending three years after the Employment Termination Date, but not later than the date any Free-Standing SAR expires, any Free-Standing SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Free-Standing SARs were exercisable by the Employee on the Employment Termination Date;

      (b) The relevant Award Instrument may provide that the Employee or, with respect to Nonqualified Options, any Transferee will have the right to exercise, from time to time until not later than the expiration of the relevant Award, Nonqualified Stock Options, Incentive Stock Options and SARs to the extent such Options and SARs become exercisable by their terms prior to the expiration of the relevant Award (or such earlier date as specified in the relevant Award Instrument), notwithstanding the fact that such Options and SARs were not exercisable in whole or in part (whether because a condition to exercise had not yet occurred or a specified time period had not yet elapsed or otherwise) on the Employment Termination Date;

      (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall offer for resale at the Acquisition Price, if any, to the Corporation each Common Share of Restricted Stock and each Restricted Stock Unit held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed; and

      (d) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

      11.3 TERMINATION DUE TO DISABILITY. Upon any termination of an Employee's employment due to disability:

      (a) Unless otherwise provided in the relevant Award Instrument, the Employee, the Employee's attorney in fact or legal guardian or, with respect to Nonqualified Options, any Transferee shall have the right (i) to exercise, from time to time during the period ending three years after the Employment Termination Date, but not later than the Option Expiration Date, any Nonqualified Options and related Tandem SARs and Limited SARs that were outstanding on the Employment Termination Date, if and to the same extent those Options, Tandem SARs and Limited SARs were exercisable by the Employee or Transferee (as the case may be) on the Employment Termination Date, (ii) to exercise, from time to time during the period ending three years after the Employment Termination Date, but no later than the Option Expiration Date, any Incentive Stock Options and related Tandem SARs and Limited SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and Tandem SARs and Limited SARs were exercisable by the Employee on the Employment Termination Date (even though exercise of the Incentive Stock Option more than one year after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Internal Revenue Code of 1986, as amended), and (iii) to exercise, from time to time during the period ending three years after the Employment Termination Date, but not later than the date any Free-Standing SAR expires, any Free-Standing SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Free-Standing SARs were exercisable by the Employee on the Employment Termination Date;

      (b) Unless otherwise provided in the relevant Award Instrument, the Employee shall offer for resale at the Acquisition Price, if any, to the Corporation each Common Share of Restricted Stock and each Restricted Stock Unit held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed; and

      (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

      11.4 DEATH OF AN EMPLOYEE. Upon the death of an Employee while employed by the Corporation or any Subsidiary or within any of the periods referred to in any Section 11.1, 11.2, or 11.3 during which any particular Option or SAR remains potentially exercisable:

      (a) Unless otherwise provided in the relevant Award Instrument, if the Option Expiration Date of any Nonqualified Option that had not expired before the Employee's death would otherwise expire before the first anniversary of the Employee's death, that Option Expiration Date shall automatically be extended to the first anniversary of the Employee's death or such other date as provided in the relevant Award Instrument provided that the Option Expiration Date shall not be extended beyond the date that is ten years from the date on which the Option was granted;

      (b) Unless otherwise provided in the relevant Award Instrument, the Employee's executor or administrator, the person or persons to whom the Employee's rights under any Option or SAR are transferred by will or the laws of descent and distribution or, with respect to Nonqualified Options, any Transferee shall have the right to exercise, from time to time during the period ending three years after the date of the Employee's death, but not later than the expiration of the relevant Award, any Options and SARs that were outstanding on the date of the Employee's death, if and to the same extent as those Options and SARs were exercisable by the Employee or Transferee (as the case may be) on the date of the Employee's death;

      (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall offer for resale at the Acquisition Price, if any, to the Corporation each Common Share of Restricted Stock and each Restricted Stock Unit held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed; and

      (d) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

      12. ACCELERATION UPON CHANGE OF CONTROL. Unless otherwise specified in the relevant Award Instrument, upon the occurrence of a Change of Control of the Corporation, each Award theretofore granted to any Employee that then remains outstanding shall be automatically treated as follows: (a) any outstanding Option shall become immediately exercisable in full, (b) Tandem SARs and Limited SARs related to any such Options shall also become immediately exercisable in full, (c) any outstanding Free-Standing SAR shall become exercisable in full, (d) the Restriction Period with respect to all outstanding Awards of Restricted Stock shall immediately terminate, (e) the restrictions, conditions or contingencies on any Restricted Stock Units shall immediately terminate, and (f) the restrictions, conditions, or contingencies on any Performance Shares and Performance Units shall be modified in such manner as the Committee may specify to give the Employee the benefit of those Performance Shares or Performance Units through the date of Change of Control.

      13.RESTRICTIONS.

      13.1 ASSIGNMENT AND TRANSFER. Nonqualified Options may not be assigned or transferred (other than by will or by the laws of descent and distribution) unless the Committee, in its sole discretion, determines to allow such assignment or transfer and, if the Committee determines to allow any such assignment or transfer, the Transferee shall have the power to exercise such Nonqualified Option in accordance with the terms of the Award and the provisions of this Plan. No Incentive Stock Option, SAR, Restricted Stock during the Restriction Period, Restricted Stock Unit or Performance Share may be transferred other than by will or by the laws of descent and distribution. During an Employee's lifetime, only the Employee (or in the case of incapacity of an Employee, the Employee's attorney in fact or legal guardian) may exercise any Incentive Stock Option or SAR.

      13.2 FURTHER RESTRICTIONS. The Committee may specify at the date of grant of any Award that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Options or SARs, upon the termination of any period of deferral applicable to Restrict Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the Restriction Period, will be subject to further restrictions on transfer.

      14. ADJUSTMENT UPON CHANGES IN COMMON SHARES. Automatically and without Committee action, in the event of any stock dividend, stock split, or share combination of the Common Shares, or by appropriate Committee action in the event of any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving the Corporation or any spin-off or other distribution to shareholders of the Corporation (other than normal cash dividends), appropriate adjustments to (a) the maximum number of Common Shares that may be issued under the Plan pursuant to Section 5, the maximum number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options as provided in Section 5, the maximum number of Common Shares that may be issued under the Plan as Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units, and the maximum number of Common Shares with respect to which any Employee may receive Awards during any calendar year or calendar years as provided in Section 5, and
(b) the number and kind of shares subject to, the price per share under, and the terms and conditions of each then outstanding Award shall be made to the extent necessary and in such manner that the benefits of Employees under all then outstanding Awards shall be maintained substantially as before the occurrence of such event. Any such adjustment shall be conclusive and binding for all purposes of the Plan and shall be effective, in the event of any stock dividend, stock split, or share combination, as of the date of such stock dividend, stock split, or share combination, and in all other cases, as of such date as the Committee may determine. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan, such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.

      15. PURCHASE FOR INVESTMENT. Each person acquiring Common Shares pursuant to any Award may be required by the Corporation to furnish a representation that he or she is acquiring the Common Shares so acquired as an investment and not with a view to distribution thereof if the Corporation, in its sole discretion, determines that such representation is required to insure that a resale or other disposition of the Common Shares would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

      16. WITHHOLDING OF TAXES. The Corporation will withhold from any payments of cash made pursuant to the Plan such amount as is necessary to satisfy all applicable Federal, state, and local withholding tax obligations. The
Committee may, in its discretion and subject to such rules as the Committee may adopt from time to time, permit or require an Employee (or other person exercising an Option with respect to withholding taxes upon exercise of such Option) to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the grant of an Award, the lapse of any restrictions with respect to an Award, the acquisition of Common Shares pursuant to any Award, or the disposition of any Common Shares received pursuant to any Award by having the Corporation hold back some portion of the Common Shares that would otherwise be delivered pursuant to the Award or by delivering to the Corporation an amount equal to the withholding tax obligation arising with respect to such grant, lapse, acquisition, or disposition in (a) cash, (b) Common Shares, or (c) such combination of cash and Common Shares as the Committee may determine. The Fair Market Value of the Common Shares to be so held back by the Company or delivered by the Employee shall be determined as of the date on which the obligation to withhold first arose.

      17. HARMFUL ACTIVITY. If an Employee shall engage in any "harmful activity" prior to or within six months after termination of employment with Key, then (a) any shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units held by the Employee that have vested,
(b) any Profits realized upon the
exercise of any Covered Option or SAR and (c) any Profits realized upon the sale of any vested shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, on or after one year prior to the termination of employment with Key shall inure to the Corporation. The aforementioned restriction shall not apply in the event that employment with Key terminates within two years after a Change of Control of the Corporation if any of the following have occurred: a relocation of an Employee's principal place of employment more than 35 miles from an Employee's principal place of employment immediately prior to the Change of Control, a reduction in an Employee's base salary after a Change of Control, or termination of employment under circumstances in which an Employee is entitled to severance benefits or salary continuation or similar benefits under a change of control agreement, employment agreement, or severance or separation pay plan. If any vested shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units or any Profits realized upon the exercise of any Covered Option or SAR or upon the sale of any vested shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units inure to the benefit of the Corporation in accordance with the first sentence of this paragraph, an Employee shall provide all such forfeited Awards and pay all such Profits to the Corporation within 30 days after first engaging in any harmful activity and all Awards that have not yet vested and all unexercised Covered Options or SARs shall immediately be forfeited and canceled. Consistent with the provisions of Section 3 of the Plan, the determination by the Committee as to whether an Employee engaged in "harmful activity" prior to or within six months after termination of employment with Key shall be final and conclusive. Unless otherwise provided in the relevant Award Instrument, the provisions of Section 17 shall apply to all Awards made under the Plan.

      A "harmful activity" shall have occurred if an Employee shall do any one or more of the following:

      (a) Use, publish, sell, trade or otherwise disclose Non-Public Information of Key unless such prohibited activity was inadvertent, done in good faith and did not cause significant harm to Key.

      (b) After notice from the Corporation, fail to return to Key any document, data, or thing in an Employee's possession or to which an Employee has access that may involve Non-Public Information of Key.

      (c) After notice from the Corporation, fail to assign to Key all right, title, and interest in and to any confidential or non-confidential Intellectual Property which an Employee created, in whole or in part, during employment with Key, including, without limitation, copyrights, trademarks, service marks, and patents in or to (or associated with) such Intellectual Property.

      (d) After notice from the Corporation, fail to agree to do any acts and sign any document reasonably requested by Key to assign and convey all right, title, and interest in and to any confidential or non-confidential Intellectual Property which an Employee created, in whole or in part, during employment with Key, including, without limitation, the signing of patent applications and assignments thereof.

      (e) Upon an Employee's own behalf or upon behalf of any other person or entity that competes or plans to compete with Key, solicit or entice for employment or hire any Employee of Key.

      (f) Upon an Employee's own behalf or upon behalf of any other person or entity that competes or plans to compete with Key, call upon, solicit, or do business with (other than business which does not compete with any business conducted by Key) any customer of Key an Employee called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not such information is or was non-public) while employed at Key unless such prohibited activity was inadvertent, done in good faith, and did not involve a customer whom an Employee should have reasonably known was a customer of Key.

      (g) Upon an Employee's own behalf or upon behalf of any other person or entity that competes or plans to compete with Key, engage in any business activity in competition with Key in the same or a closely related activity that an Employee was engaged in for Key during the one year period prior to the termination of employment.

      For purposes of this Section 17:

            "Covered Option or SAR" means any Option or SAR granted under this Plan unless the granting resolution expressly excludes the Option or SAR from the provisions of this Section 17.

      "Intellectual Property" shall mean any invention, idea, product, method of doing business, market or business plan, process, program, software, formula, method, work of authorship, or other information, or thing.

            "Key" shall mean the Corporation and its Subsidiaries collectively.

            "Non-Public Information" shall mean, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., employees, customers, and suppliers) that are developed, owned, utilized, or maintained by an employer such as Key, and that of its customers or suppliers, and that are not generally known by the public.

            "Profit" shall mean, (1) with respect to any Covered Option or SAR, the spread between the Fair Market Value of a Common Share on the date of exercise and the exercise price or the Base Price, as the case may be, multiplied by the number of shares exercised under the Covered Option or SAR; and (2) with respect to any shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, any profit realized upon the sale of any Common Shares that were acquired upon the vesting of such Awards.

      18. AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER COMPANIES. Awards, whether Incentive Stock Options, Nonqualified Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, may be granted under the Plan in substitution for awards held by employees of a company who become Employees of the Corporation or a Subsidiary as a result of the merger or consolidation of the employer company with the Corporation or a Subsidiary, or the acquisition by the Corporation or a Subsidiary of the assets of the employer company, or the acquisition by the Corporation or a Subsidiary of stock of the employer company as a result of which it becomes a Subsidiary.
The terms, provisions, and benefits of the substitute Awards so granted may vary from the terms, provisions and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the awards in substitution for which they are granted.

      19. LEGAL REQUIREMENTS. No Awards shall be granted and the Corporation shall have no obligation to make any payment under the Plan, whether in Common Shares, cash, or any combination thereof, unless such payment is, without further action by the Committee, in compliance with all applicable Federal and state laws and regulations, including, without limitation, the United States Internal Revenue Code and Federal and state securities laws.

      20. DURATION AND TERMINATION OF THE PLAN. The Plan shall become effective and shall be deemed to have been adopted on the Effective Date; provided, however, that if the Plan is not approved by the affirmative vote of the holders of the requisite number of outstanding Common Shares on or prior to December 31, 2004, the Plan shall be void and of no further effect. The Plan shall remain in effect until the date that is 10 years from the Effective Date. All grants made on or prior to such date of termination will continue in effect thereafter subject to the terms thereof and of this Plan.

      21. MISCELLANEOUS.

      21.1 AMENDMENTS. The Board of Directors, or a duly authorized committee thereof, may alter or amend the Plan from time to time prior to its termination in any manner the Board of Directors, or such duly authorized committee, may deem to be in the best interests of the Corporation and its shareholders, except that no amendment may be made without shareholder approval if shareholder approval is required by any applicable securities law or tax law, or is required by the rules of any exchange on which the Common Shares of the Corporation are traded or, if the Common Shares are not listed on an exchange, by the rules of the registered national securities association through whose inter-dealer quotation system the Common Shares are quoted. The Committee shall have the authority to amend these terms and conditions applicable to outstanding Awards (a) in any case where expressly permitted by the terms of the Plan or of the relevant Award Instrument or (b) in any other case with the consent of the Employee to whom the Award was granted. Except as expressly provided in the Plan or in the Award Instrument evidencing the Award, the Committee may not, without the consent of the holder of an Award granted under the Plan, amend the terms and conditions applicable to that Award in a manner adverse to the interests of the Employee.

      21.2 DEFERRAL. The Committee also may permit Employees to elect to defer the issuance of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

      21.3 CONDITIONS. The Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Employee of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Employee.

      21.4 ACCELERATION. In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of an Employee who holds an Option or SAR not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the any period of deferral has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 13(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option or SAR may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such period of deferral will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

      22. PLAN NONCONTRACTUAL. Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the Corporation or a Subsidiary to continue such person's employment with the Corporation or the Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period. All Employees shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

      23. INTEREST OF EMPLOYEES. Any obligation of the Corporation under the Plan to make any payment at any future date merely constitutes the unsecured promise of the Corporation to make such payment from its general assets in accordance with the Plan, and no Employee shall have any interest in, or lien or prior claim upon, any property of the Corporation or any Subsidiary by reason of that obligation.

      24. FRACTIONAL SHARES. The Corporation will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

      25. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Employees who are foreign nationals or who are employed by the Corporation or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

      26. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Corporation or any Subsidiary, their officers, employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

      27. ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a Subsidiary, of the Committee, of any other committee of the Board of Directors, or any officer or Employee of the Corporation or a Subsidiary shall be liable for any act or action under the Plan, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, or except in circumstances involving his bad faith or willful misconduct, for anything done or omitted to be done by himself.

      28.SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

      29.GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the internal substantive laws of the State of Ohio.